FILED PURSUANT TO RULE 424(B)(3)

File Number 333-174529

SUNGARD DATA SYSTEMS INC.

SUPPLEMENT NO. 1 TO

MARKET-MAKING PROSPECTUS DATED JUNE 16, 2011

THE DATE OF THIS SUPPLEMENT IS AUGUST 5, 2011

ON AUGUST 5, 2011, SUNGARD DATA SYSTEMS INC. FILED THE ATTACHED

CURRENT REPORT ON FORM 8-K DATED AUGUST 4, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2011

Commission file numbers:

SunGard Capital Corp. 000-53653

SunGard Capital Corp. II 000-53654

SunGard Data Systems Inc. 1-12989

SunGard® Capital Corp.

SunGard® Capital Corp. II

SunGard® Data Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-3059890
Delaware	20-3060101
Delaware	51-0267091
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

680 East Swedesford Road Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 582-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

SunGard Data Systems Inc. (“SunGard”) is an indirect wholly owned subsidiary of SunGard Capital Corp II, which is a subsidiary of SunGard Capital Corp. On August 5, 2011, SunGard issued a press release announcing that SunGard Capital Corp., SunGard, Datatel Parent Corp. (“Datatel”) and certain of their respective affiliates had entered into an Agreement and Plan of Merger dated as of August 4, 2011, and that SunGard, SunGard Higher Education Inc. and certain affiliates of Datatel had entered into an Asset Purchase Agreement dated as of August 4, 2011 (together, the “Transaction Agreements”) to sell SunGard’s Higher Education business (excluding the K-12 Education business). A copy of the press release is filed as Exhibit 99.1 to this report. The transactions are subject to customary closing conditions and could close as early as late in the fourth quarter of 2011 or as late as August 4, 2012. SunGard intends to use the transaction proceeds of $1.775 billion, less applicable taxes and fees, to repay a portion of its existing indebtedness.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title

99.1	Press Release, dated August 5, 2011, announcing the parties’ entry into the Transaction Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunGard Capital Corp. SunGard Capital Corp. II

August 5, 2011	By:	/s/ Victoria E. Silbey
Victoria E. Silbey Vice President

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunGard Data Systems Inc.

August 5, 2011	By:	/s/ Victoria E. Silbey
Victoria E. Silbey Senior Vice President-Legal and Chief Legal Officer

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Press Release, dated August 5, 2011, announcing the parties’ entry into the Transaction Agreements.